Exhibit 5.1

November 9, 2004

Mikohn Gaming Corporation

620 Pilot Road

Las Vegas, NV 89119

Ladies and Gentlemen:

You have requested my opinion with respect to certain matters in connection with the filing by Mikohn Gaming Corporation, a Nevada corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 2,158,859 shares of the Company’s Common Stock, $.10 par value, (the “Shares”) pursuant to its Stock Option Plan, as amended (the “Option Plan”), its Director Stock Option Plan, as amended (the “Director Plan”), and its Employee Stock Incentive Plan (the “Incentive Plan”).

In rendering the opinion expressed herein, I have examined and relied upon the Registration Statement and related Prospectus, the Option Plan, the Director Plan and the Incentive Plan, the Company’s Articles of Incorporation and Code of Bylaws, as amended, and such other documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as I have deemed necessary or appropriate. I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to me as originals, the conformity to the originals of all documents, records and certificates submitted to me as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to me as copies.

Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and sold in accordance with the Option Plan, the Director Plan or the Incentive Plan, as applicable, the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable shares of the Company.

I am admitted to practice law in the State of Nevada and I express no opinions as to matters under or involving any laws other than the laws of the State of Nevada and the federal laws of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael Dreitzer
Michael Dreitzer
Executive Vice President
and General Counsel